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                                 INVESTMENT AGREEMENT


     This INVESTMENT AGREEMENT ("Agreement") is made and entered into as of July 31, 1996, by and between MED-SEARCH, INC., a Delaware corporation ("Corporation") and JACOB Y. TERNER, M.D. and his assigns and designees ("Terner").

                                       RECITALS


     WHEREAS, the Corporation is a provider of medical practice management and administrative services which is currently operating in a severely distressed financial condition; and

     WHEREAS, the Corporation has previously engaged in discussions with Terner regarding the merger of the Corporation with another, more financially viable provider of managed care services and the raising of capital for such ventures; and

     WHEREAS, the Corporation and Terner have entered into a binding memorandum of intent dated as of October 13, 1995, which provides for the merger of a wholly owned subsidiary of the Corporation with a management services organization in a tax-free, stock for stock exchange; and

     WHEREAS, pursuant to that certain Agreement and Plan of Reorganization, a copy of which is attached hereto as Exhibit A (the "Merger Agreement"), the Corporation proposes to merge Med-Search Acquisition Corporation, with and into Prospect Medical Systems, Inc., a Delaware corporation (the "Merger"); and

     WHEREAS, the Merger will result in part in Terner becoming Chairman of the Board and Chief Executive Officer of the Corporation; and

     WHEREAS, the Corporation requires the infusion of a substantial amount of new capital in order to address its current severely distressed financial condition; and

     WHEREAS, the infusion of such capital, in the amount of $2,500,000, is also a condition of the Merger; and

     WHEREAS, Terner has been advancing funds to the Corporation to permit it to continue its operations prior to the Merger and to assist it in obtaining settlements with its creditors and other claimants; and


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     WHEREAS, the Corporation and Terner have agreed to raise an aggregate of
$2,500,000 through the issuance of the common stock ("Stock") of the Corporation, at the price and upon the other terms and conditions set forth in the Preliminary Confidential Private Offering Memorandum, attached hereto as Exhibit B, and any subsequent amendments or supplements thereto (collectively, the "Offering Memorandum") and in this Agreement (the "Offering"); and

     WHEREAS, the Offering Memorandum describes the business of the Corporation and has been prepared using information provided by the Corporation.

     NOW, THEREFORE, in consideration of the recitals set forth above and the covenants and conditions set forth below, the Corporation and Terner hereby agree as follows:

          1. AGREEMENT. On the basis of the representations and warranties of the Corporation contained herein, and subject to the terms and conditions set forth herein, Terner agrees to arrange for a $2,500,000 equity investment in the Corporation, during the period commencing on the date hereof and terminating on the Expiration Date, as defined in the Offering Memorandum, at the price and upon the other terms and conditions set forth in the Offering Memorandum and in the attachments thereto. Terner shall have no obligation to continue or to complete his performance under this Agreement if any of the representations, warranties or covenants of the Corporation contained in this Agreement or in the Merger Agreement are not accurate and complete as of the closing of the Merger. Until the closing of the Merger, the Corporation shall have no claim to any proceeds of, or any rights based upon, commitments obtained by, or funds delivered to, Terner prior to such closing.
Immediately following such closing, Terner shall be required to deliver to the Corporation investor commitments, and payment for the shares of stock of the Corporation represented thereby, in the total amount of $2,500,000, consisting of cash and/or receipts for Reimbursable Expenses as defined in
Section 2 below.

     2. REIMBURSEMENT. The Corporation shall reimburse Terner, his assigns and/or designees for the reasonable costs and expenses ("Reimbursable Expenses") he (they) has (have) incurred or advanced, or will incur or advance on behalf of the Corporation, or otherwise, in connection with his performance of his obligations pursuant to this Agreement, including, but not limited to, legal, accounting, appraisal and other fees of professionals, and travel and other fees, costs and expenses associated with: (i) this Offering and/or the Merger, including, but not limited to, fees, costs and expenses associated with obtaining audits of the Corporation, Prospect Medical Systems, Inc., Prospect Medical Group, Inc., and Suncrest Medical Group, Inc, and fees, costs and expenses associated with the Fairness Opinion with respect to the Merger being sought from The Mentor Group, and any amounts payable by Terner to Barbara Noble and the Noble 1992 Family Trust (the "Trust") pursuant to Section 2.1 of that certain Agreement, made and entered into as of even date herewith, by and among Terner, Barbara Noble, both individually and as representative of Joseph W. Noble, M.D., and the Trust and (ii) any letter of intent relating to the formation or acquisition of other medical groups or independent practice associations and the preceding and subsequent negotiations with such entities, including, but not limited to, the Letter

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of Intent with San Antonio Network of Physicians, P.A., and the Letter of
Intent with Ventu IPA. The Corporation shall reimburse Terner for such expenses irrespective of whether the Merger closes. To receive reimbursement of Reimbursable Expenses, Terner shall submit invoices therefor or other reasonable evidence thereof accompanied by a Certificate in the form of Exhibit D, attached hereto, certifying that such Reimbursable Expenses have been incurred or advanced by Terner, his assigns and/or designees.

     3. INVESTMENTS AND PAYMENT FOR STOCK.

          (a) DELIVERY OF DOCUMENTS. Each person desiring to purchase Stock through Terner will be required to execute and to deliver to Terner such documents as Terner shall deem necessary or advisable, in conformance with the Offering Memorandum, together with a check or other instrument satisfactory to Terner, in the amount calculated pursuant to the Offering Memorandum and the attachments thereto.

          (b) PAYMENT FOR STOCK. The shares of stock of the Corporation to be issued pursuant to the Offering shall be sold for the price set forth in the Offering Memorandum. Payment for such shares of stock may be made in cash or, at Terner's option, by cancellation of all or any portion of the Reimbursable Expenses.

     4. COVENANTS OF THE CORPORATION. The Corporation covenants and agrees as follows:

          (a) SECURITIES LAW QUALIFICATIONS. The Corporation will cooperate with Terner and will use its best efforts to qualify the Stock for offering and sale under the Securities Act of 1933, as amended (the "Act"), and Rule 4(2) and/or Regulation D thereunder, and under the securities or Blue Sky laws of California, New York or such jurisdictions as Terner may request, and to make such applications, file such documents, and furnish such information as may reasonably be required for such purposes.

          (b) AMENDMENTS. If at any time before the Expiration Date, any event occurs as a result of which the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Offering Memorandum to comply with the Act, or with any Blue Sky law, the Corporation shall promptly notify Terner thereof and provide Terner with such information as may be required to prepare an amendment.

     5. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation hereby represents and warrants that:

          (a) COMPLIANCE WITH SECURITIES ACT. Any Preliminary Offering Memorandum prepared for distribution to prospective investors will comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder, and will not include any

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untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein, in the light of the circumstances under which they are made, not misleading; when the final Offering Memorandum is distributed and at all times subsequent thereto up to and including the Expiration Date: (i) the Offering Memorandum and any amendment or supplements thereto will contain all statements which are required to be stated therein by the Act and the rules and regulations thereunder and will comply in all material respects with the Act and the rules and regulations thereunder, and (ii) neither the Offering Memorandum nor any amendment or supplement thereto will at any such time include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (b) NO SUBSEQUENT MATERIAL EVENTS. Subsequent to the respective dates of which information is given in the Offering Memorandum and prior to the Expiration Date, except as contemplated in the Offering Memorandum, the Corporation has not incurred and will not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and there has not been and will not have been any material adverse change in the financial position or results of operation of the Corporation.

          (c) CORPORATION STATUS. The Corporation is a Delaware corporation and has full power and authority to conduct its business and to enter into this Agreement.

          (d) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a valid and binding agreement of the Corporation enforceable in accordance with its terms; the performance of this Agreement and the consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not result in a breach of any of the terms and provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, note, agreement, lease or other agreement or instrument to which the Corporation is a party or by which it or any of its property is bound, or under any rule or regulation or order of any court or other governmental agency or body applicable to the Corporation; and no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement by the Corporation, or for the consummation of the transactions contemplated hereby and thereby, respectively (except such as have been obtained under the Act, or as may be required under state securities or Blue Sky laws in connection with the distribution of the Stock).

          (e) MERGER AGREEMENT. All of the representations, covenants and warranties of the Corporation contained in the Merger Agreement shall be accurate and complete as of the closing of the Merger; and all of the obligations of the Corporation required to be fulfilled as of the closing of the Merger shall have been fulfilled.

          (f) OFFICER'S CERTIFICATE. At the closing of the Merger, the Corporation shall deliver to Terner an officer's certificate, in the form of Exhibit C attached hereto, signed by the Corporation's president or vice president, its chief financial officer, and its secretary, certifying

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that as of the date of such closing, all of the representations and warranties of the Corporation are true on and as of such date of closing and that all conditions specified in this Agreement to be fulfilled by the Corporation have been fulfilled.

     6. COVENANTS OF TERNER. Terner covenants and agrees with the Corporation as follows:

          (a) QUALIFICATIONS OF INVESTORS. Terner will use best efforts to independently determine that each person who desires to invest in the Corporation meets the investor suitability requirements set forth in the Offering Memorandum, including without limitation that each investor is an "accredited" investor. Such efforts shall include an independent verification, by any reasonable means utilized in the ordinary course of business, of the income and net worth of each person whose investment commitment is obtained by Terner. In recommending to a prospective investor the purchase of Stock, Terner will:

               (1) have reasonable grounds to believe, on the basis of information obtained from the prospective investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by Terner, that:

                    (i) the prospective investor is or will be in a financial position appropriate to enable him to realize to a significant extent any benefits described in the Offering Memorandum;

                    (ii) the prospective investor has a fair market net worth sufficient to sustain the risks inherent to an investment in the Corporation, including loss of investment and lack of liquidity; and

                    (iii) investment in the Corporation is otherwise suitable for the prospective investor; and

               (2) maintain documents disclosing the basis upon which the determination of suitability was reached as to each prospective investor.

     7. INDEMNIFICATION. The Corporation shall indemnify and hold harmless Terner and each of Terner's affiliates within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, including costs and reasonable attorneys fees incurred in the investigation and defense of such claims, to which Terner or such controlling person may become subject under the Act or otherwise, insofar, as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Terner and each such affiliate for any legal or other expenses


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reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

     8. NOTICE. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally in writing to the party or to an officer of the party to whom the same is directed or if sent by registered or certified mail, postage and charges prepaid, addressed as follows:

If to Corporation:

          Med-Search, Inc.
          15102 Bolsa Chica Road, Suite D
          Huntington Beach, California 92649

If to Terner:

          Jacob Y. Terner, M.D.
          205 Chautauqua Boulevard
          Pacific Palisades, CA 90272

     Any such notice shall be deemed to be given on the date on which the same is delivered, if delivered personally, or two days after the date the same is deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

     9. CONSTRUCTION. The parties have each been represented by separate counsel and have participated jointly in the negotiation and drafting of this Agreement and in the event of any ambiguity or question of intent or interpretation, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     10. GOVERNING LAW. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of California.

     11. DISPUTE RESOLUTION.

          (a) In the event the parties hereto are unable to resolve any dispute in connection with this Agreement, the parties agree to arbitrate in accordance with the following.

          (b) There shall be one arbitrator. If the parties shall fail to select a mutually acceptable arbitrator within ten (10) days after the demand for arbitration is mailed, the parties stipulate to arbitration before a retired judge sitting on the Los Angeles Judicial Arbitration Mediation Services (JAMS) panel.

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          (c)  The parties shall share all costs of arbitration.  The prevailing party shall be entitled to reimbursement by the other party(ies) of such party's(ies') attorney's fees and costs and any arbitration fees and expenses incurred in connection with the arbitration hereunder.

          (d) The substantive law of the State of California shall be applied by the arbitrator to the resolution of the dispute. The parties shall have the rights of discovery as provided for in Part 4 of the California Code of Civil Procedure and as provided for in Section 1283.05 of said Code. The California Code of Evidence shall apply to testimony and documents submitted to the arbitrator.

          (e) Arbitration shall take place in Los Angeles, California, unless the parties otherwise agree. As soon as reasonably practicable, a hearing with respect to the dispute or matter to be resolved shall be conducted by the arbitrator. As soon as reasonably practicable thereafter, the arbitrator shall arrive at a final decision, which shall be reduced to writing, signed by the arbitrator and mailed to each of the parties and their legal counsel.

          (f) All decisions of the arbitrator shall be final, binding and conclusive on all parties and shall constitute the only method of resolving disputes or matters subject to arbitration pursuant to this Agreement. The arbitrator or a court of appropriate jurisdiction may issue a writ of execution to enforce the arbitrators judgment. Judgment may be entered upon such a decision in accordance with applicable law in any court having jurisdiction thereof.

          (g) Notwithstanding the foregoing, because time is of the essence of this Agreement, the parties specifically reserve the right to seek a judicial temporary restraining order, preliminary injunction, or other similar short term equitable relief, and grant the arbitrator the right to make a final determination of the parties' rights, including whether to make permanent or dissolve such court order.

     12. ATTORNEYS' FEES. Should either party institute any action or procedure to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder including without limitation arbitration), the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including without limitation reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

     13. SEVERABILITY. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

     14. PARTIES IN INTEREST. Terner's assigns and designees are expressly made third party beneficiaries of this Agreement. Except as specifically set forth in this Section, nothing expressed

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or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim hereunder.

     15. EXECUTION OF COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same instrument.

     16. HEADINGS. Section and paragraph headings used in this Agreement have been inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect the construction of this Agreement.

     17. ENTIRE AGREEMENT. All prior agreements, representations and understandings between the parties are incorporated in this Agreement which constitutes the entire contract between the parties. The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to such terms as are included herein and may not be contradicted by evidence of any prior or contemporaneous written or oral representations, agreements or understandings, whether express or implied. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding, if any, involving this Agreement. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by each of the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                   MED-SEARCH, INC.



                                   By: /s/ T. L. WORTHYLAKE
                                      ----------------------------------------

                                   Its:  President
                                       ---------------------------------------


                                   JACOB Y. TERNER, M.D.


                                     /s/ Jacob Y. Terner, M.D.
                                   -------------------------------------------

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